Exhibit 10.1

Settlement and Forbearance Agreement

This Settlement and Forbearance Agreement (the “Agreement”) is between VICTORY ENERGY CORPORATION (“Victory”) and OZ GAS CORPORATION (“Oz”), and collectively referred to as the “Parties.”
Recitals
On April 30, 2012, Oz obtained a Final Judgment (the “2012 Judgment”) against Victory in Cause No. 08-04-07047-CV in the 112th Judicial District Court of Crockett County, Texas for $137,897.13, with post-judgment interest at 5% compounded annually (the “Judgment Amount”). A copy of the 2012 Judgment is attached as Exhibit A. The Eighth Judicial District Court of Appeals at El Paso, Texas, in Cause No. 08-12-00248-CV, affirmed the 2012 Judgment on September 17, 2014. The Texas Supreme Court denied Victory’s petition for review in Cause No. 14-1051 on March 13, 2015, and denied Victory’s motion for rehearing on September 4, 2015.
On February 19, 2016, Oz applied for Turnover Relief and Appointment of a Receiver in Cause No. C-1-CV-16-001610, in the County Court at Law No. 1 of Travis County, Texas. On February 19, 2016, the court granted Oz’s application and appointed Thomas L. Kolker, as the turnover Receiver (the “Order”). On March 1, 2016, the court denied Victory’s Motion to Vacate the Order.
On March 4, 2016, Victory filed an appeal from the Order to the Third Judicial District Court of Appeals at Austin, Texas, in Cause No. 03-16-00152-CV.
The Parties now each desire to compromise and settle all matters pertaining to the 2012 Judgment, the Order, and the appeal from the Order, as follows:

Terms of the Agreement
Now, therefore, in consideration of the mutual promises and covenants in this Agreement, the receipt and sufficiency of which is adequate, the Parties agree to compromise and settle all matters between them upon these terms:

1.	The Receiver seized $14,000 from Victory’s Wells Fargo Bank Account. Victory agrees that Oz will keep this money, and apply it as a credit against the Judgment Amount.

2.	Oz will pay any Receiver’s fees to the Receiver.

3.	The Parties will file an Agreed Motion to Vacate the Order, and to dismiss Cause No. C-1-CV-16-001610, in the County Court at Law No. 1 of Travis County, Texas, without prejudice.

4.	Victory will file a motion with the Third Court of Appeals requesting dismissal of Cause No. 03-16-00152-CV, with costs of the appeal taxed against Victory.

5.	Victory will pay Oz an additional $140,000.00 to satisfy the Judgment Amount, as follows:

a.
Commencing on April 15, 2016, Victory will pay $7,500.00 to Oz, with Victory making a like payment to Oz on the 15th day of each following month thereafter until Oz has received $140,000.00. Victory retains the right to pre-pay Oz the full amount owing under this agreement at the time of the pre-payment.

b.	Before April 15, 2016, Oz will furnish Victory information on where to send the monthly payments.

c.
If Oz does not receive a monthly payment within five days after the due date, Victory will be in default under this Agreement; Oz will notify Victory by email that it has not received the payment. Victory will have seven days to cure a default after receipt of the notice of default. Email notice of default may be given by Oz to Victory at kenny@vyey.com and dmccall@themccallfirm.com.

6.
Oz agrees that so long as Victory is not in default on any of the monthly payments under this Agreement, and so long as Victory has not failed to cure any default in payment, Oz will not abstract the 2012 Judgment, or otherwise enforce or attempt collection on the 2012 Judgment.

7.	If Victory timely makes all payments to Oz under this agreement (totaling $140,000.00), Oz agrees to execute a full release of the 2012 Judgment against Victory.

8.
If Victory defaults in any payment obligation to Oz under this Agreement, and fails to cure the default, Oz, at its election, may abstract the 2012 Judgment and commence post-judgment collection procedures on the remaining unpaid Judgment Amount, with Victory receiving a credit against the Judgment Amount for all payments made to or received by Oz under this Agreement.

9.	This Agreement constitutes the full and complete agreement between the Parties, and may not be altered, amended, or otherwise modified except in writing signed by each party.

10.	The law of the State of Texas shall govern this agreement.

11.	This Agreement may be executed in multiple counterparts, each of which will be an original.

12.	This Agreement will be effective on the date of the last signatory party to sign this Agreement.

VICTORY ENERGY COPORATION

______________________________________
By: ___________________________________
Title: _________________________________

STATE OF TEXAS             §
§
COUNTY OF _______________     §

This instrument was acknowledged before me on this ______ day of March, 2016, by_____________________________________________, in his capacity as __________________________ of VICTORY ENERGY CORPORATION.

______________________________________
Notary Public, State of Texas

OZ GAS CORPORATION

______________________________________
By: ___________________________________
Title: _________________________________

STATE OF TEXAS             §
§
COUNTY OF _______________     §

This instrument was acknowledged before me on this ______ day of March, 2016, by_____________________________________________, in his capacity as __________________________ of OZ GAS CORPORATION.

______________________________________
Notary Public, State of Texas

FINAL JUDGMENT

EXHBIT A

Cause No. 08-04-07047-CV

OZ GAS CORPORATION                     §˜IN THE DISTTRICT COURT OF

Plaintiff,                            §˜

v.                            §

REMUDA OPERATING COMPANY,                § CROCKETT COUNTY, TEXAS
UNIVERSAL ENERGY RESOURCES,
INC., 1st TEXAS NATURAL GAS
COMPANY, INC., SMARTGAS LLC,
AND HCP INVESTMENTS, LLC
Defendants.
v.                            §˜
VICTORY ENERGY CORPORATION,

Intervenor / Defendant.                    §˜112th JUDICIAL DISTRICT

FINAL JUDGMENT

The case came for trial before the Court on February 8 and 9, 2012, on the claims of Oz Gas Corporation against Universal Energy Resources, Inc., 1st Texas Natural Gas Company, Inc., Smartgas, LLC, HCP Investments, LLC and Victory Energy Corporation ("defendants"). No jury having been demanded, all matters of fact and things in controversy were submitted to the Court.
In addition, the Court having previously ruled that Oz Gas has title to the entire SE/4 of Sec. 155,Block O, Abstract No. 1652, GH&SA Ry. Co. Survey, Crockett County, Texas (the "Tract"). Atthe conclusion of the trial, the Court affirmed its decision of title in Oz Gas and ruled that defendants are and have been bad faith trespassers.

IT IS ORDERED that the plaintiff recover from defendants title to and immediate possession of the Tract and, in particular, following-described part thereof: S/2 of NW/4 of SE/4 of the Tract and N/2 of NW/4 of SE/4 of the Tract and the Adams 155-2 and Adams 155-3 Wells(the "Adams Wells").

IT IS FURTHER ORDERED all revenue obtained through the production of oil and gas from the Adams Wells be paid to Oz Gas. Therefore, Oz Gas is to be paid (1) the sum in the registry of the court as of April 17, 2012, in the amount of $297,926.67, together with any additional monies deposited in the registry of the court after April 17, 2012, and interest earned on such money, (2) the sum of $97,234.53 in the suspense account of Remuda Operating Company as of February 15, 2012, together with any additional monies deposited in such suspense account from and after February 15, 2012, and interest earned on such money. Lastly, Oz Gas is to have a judgment against the defendants, jointly and severally, for the monies paid before the injunction was entered by the Court in the amount of $137,897.13. Post-judgment interest is to accrue on this Final Judgment in the amount of 5% compounded annually as specified in §˜304.003 and §˜304.006 of the Texas Finance Code.

The above deals with funds from the sale of oil and gas production from the Adams Wells through the month of January, 2012. Any sum received by any of the defendants or Remuda Operating Company attributable to production from the Adams Wells from and after this date will be paid to Oz Gas.

Any relief not expressly granted in this Final Judgment is denied.

SIGNED: April 30, 2012

JUDGE PRESIDING
Approved as to form:

T Brooke Farnsworth
Counsel for Oz Gas Corporation